UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of report (Date of earliest event reported): September 4, 2008 ROYAL CARIBBEAN CRUISES LTD.

(Exact Name of Registrant as Specified in Charter)

Republic of Liberia

(State or Other Jurisdiction of Incorporation)
1-11884	98-0081645

(Commission File Number)	(IRS Employer Identification No.)
1050 Caribbean Way, Miami, Florida	33132

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 305-539-6000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2008, the Board of Directors of Royal Caribbean Cruises Ltd. (the “Company”) elected Morten Arntzen, President and Chief Executive Officer of Overseas Shipholding Group, Inc., to serve as a Class I director of the Company for a term of office expiring at the Company’s 2009 Annual Meeting of Shareholders. Mr. Arntzen was also appointed to the Board’s Environmental, Safety and Security Committee. Mr. Arntzen replaces Arvid Grundekjoen, who previously notified the Company of his decision to resign from the Company’s Board effective upon the election of a successor.

The Board has determined that Mr. Arntzen is an independent director under the New York Stock Exchange listing standards and under the Company’s corporate governance principles. Mr. Arntzen was nominated to the Board by A Wilhelmsen AS pursuant to the Shareholders’ Agreement dated as of February 1, 1993, as amended, between A. Wilhelmsen AS and Cruise Associates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	September 5, 2008	By:	/s/ Bradley H. Stein
			Name:	Bradley H. Stein
			Title:	Vice President and General Counsel